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                                                                 EXHIBIT (j) (1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
ING Equity Trust:

We consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

                                   /s/KPMG LLP

Boston, Massachusetts
January 21, 2005